UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 12, 2014 (November 12, 2014)

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the information disclosed in this Item 7.01, including Exhibit 99.1, shall be not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Press Release Regarding Offering of Senior Notes Due 2022

On November 12, 2014, SM Energy Company (the “Company”) issued a press release announcing that it had commenced its offering of an expected $400 million aggregate principal amount of senior notes due 2022 (the “Senior Notes”).  The notes offering is being made solely to qualified institutional buyers, as defined in Rule 144A under the Securities Act, and to certain non-U.S. persons, as defined in Regulation S under the Securities Act.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Disclosure of Certain Information

The Company is offering the Senior Notes pursuant to a preliminary confidential offering memorandum dated November 12, 2014 (the “Preliminary Offering Memorandum”).  The Preliminary Offering Memorandum contains the following information regarding the outstanding balance under the Company’s credit facility, which has not been previously disclosed.

As of October 31, 2014, the Company had approximately $563 million of indebtedness outstanding under its credit facility. The Company is currently in discussion with its credit facility lenders regarding a potential amendment to its credit facility to extend the maturity date of the facility, increase the lender commitments thereunder and alter the pricing grid. However, any such amendment remains subject to the negotiation and execution of a definitive amendment agreement, and there can be no assurance that an amendment agreement will be approved or executed.

Item 9.01                                           Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is furnished as part of this report:

	Exhibit 99.1	Press release of the Company dated November 12, 2014, entitled “SM Energy Announces Private Offering of $400 million of Senior Notes Due 2022”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	November 12, 2014	By:	/s/ A. Wade Pursell
A. Wade Pursell
Executive Vice President and Chief Financial Officer